Registration No. 333-237681

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7 , 2020.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

AMENDMENT # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Starguide Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

5199

(Primary Standard Industrial Classification Code Number)

61-1817627

(IRS Employer Identification No.)

275 Jatwada, Dasna Gate near Old Bus Stand

Ghaziabad, Uttar Pradesh, India 201002

Tel: (702) 996-6002

(Address and telephone number of registrant's principal executive offices)

EASTBIZ.COM, INC.

 5348 Vegas Dr.
Las Vegas, NV 89108
Phone: (702) 871-8678

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. xx

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. oo

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ¨   Smaller reporting company ¨ Emerging growth company ☒

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act: ¨

CALCULATION OF REGISTRATION FEE

==================================================================================

Proposed              Proposed

Title of

maximum            maximum

securities

Amount               offering            aggregate           Amount

to be

                                                       to be                     price                offering

registered

                                                       registered             per share          price                      fee

--------------------------------------------------------------------------------------------------------------------------------------------

Common Stock to be offered by the Issuer                        5,000,000              $0.03               $150,000             $19.47

==================================================================================

Total

      5,000,000             $0.03               $150,000             $19.47

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

STARGUIDE GROUP, INC.

5,000,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY

NO MINIMUM

This is the initial offering of Common stock of Starguide Group, Inc. and no public market exists for the securities being offered. Starguide Group, Inc. is offering for sale a total of 5,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.03 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vicky Sharma, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Starguide Group, Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Starguide Group, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow.  The funds will be available for immediate use by the Company.  The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds to Company in Offering

Offering

 Total

Price

Amount of

Underwriting

Proceeds

Per Share

Offering

Commissions

To Us

---------

--------

-----------

-----

Common Stock           $0.03

$150,000

$0

$150,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion,

Dated_________________, 2020

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	5
GENERAL INFORMATION ABOUT OUR COMPANY	5
THE OFFERING	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	8
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	11
PLAN OF DISTRIBUTION	12
OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR	12
TERMS OF THE OFFERING	13
DEPOSIT OF OFFERING PROCEEDS	13
PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBTION	13
DESCRIPTION OF SECURITIES	13
INTEREST OF NAMED EXPERTS AND COUNSEL	13
DESCRIPTION OF BUSINESS	13
LEGAL PROCEEDINGS	16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	16
FINANCIAL STATEMENTS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	19
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	19
EXECUTIVE COMPENSATION	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
INDEMNIFICATION	21
AVAILABLE INFORMATION	22

STARGUIDE GROUP, INC.

275 Jatwada, Dasna Gate near Old Bus Stand

Ghaziabad, Uttar Pradesh, India 201002

 SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Starguide Group" are to Starguide Group, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Starguide Group, Inc. was incorporated in the State of Nevada on February 21, 2017.  We are a development stage company and intend to commence operations in the distribution of Indian traditional art and crafts. As of today, we have generated no revenues. Our limited start-up operations have consisted of the formation of the company, developing of our business plan, identification of our target market and signing of Product Sales and Distribution Agreement.  Our auditor has raised substantial doubt about our ability to continue as a going concern. Currently our President devotes approximately 25 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our administrative office of the company is currently located at the premises of our President, Vicky Sharma, which he provides to us on a rent-free basis at 275 Jatwada, Dasna Gate near Old Bus Stand, Ghaziabad, Uttar Pradesh, India 201002.  We plan to use these offices until we require larger space. Our fiscal year end is January 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:

5,000,000 shares of common stock, par value $0.001

Offering Price per Share:

The shares offered will be sold at the                              fixed price of $0.03 for the duration of the offering.

Offering Period:

The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company

(after payment of offering expenses estimated at $10,000):

$140,000, if 100% of Offering is sold.

$102,500, if 75% of Offering is sold.

$65,000, if 50% of Offering is sold

$27,500, if 25% of Offering is sold.

There is no guarantee that we will receive any proceeds from the Offering.

Use of Proceeds:

We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:

2,000,000

Number of Shares Outstanding After the Offering:

7,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation, banking costs and general operating expenses.

     As of January 31, 2020

Balance Sheet

Total Assets

$1,257

Total Liabilities

$2,017

Stockholders’ Equity (Deficit)

$(760)

Period from February 21, 2017 (inception) to

---------------

Income Statement

January 31, 2020

Total Expenses

$ 2,760

Net Income (Loss)

$(2,760)

                                                                                                                    As of April 30, 2020

Balance Sheet

Total Assets

$484

Total Liabilities

$5,667

Stockholders’ Equity (Deficit)

$(5,183)

                                                                                                                   Three month ended April 30, 2020

---------------

Income Statement

Total Expenses

$ 4,423

Net Income (Loss)

$(4,423)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST 25% OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST 25% OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares as well as loans from Mr. Sharma. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on February 21, 2017. We have recently started our operations and we have realized no revenues. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SUFFICIENT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

As of today, have generated no revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE CORONAVIRUS (“COVID-19”) PANDEMIC COULD ADVERSELY IMPACT OUR OPERATIONS, DEMAND FOR OUR PRODUCTS AND SERVICES AND OUR OPERATING RESULTS.

The impact of the coronavirus ("COVID-19") outbreak on the financial condition of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

VICKY SHARMA, OUR PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 25 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH LIMITED REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees unless we sell at least 25% of the shares offered or until sales will support the expense, which is estimated to begin during first part of the year of 2021.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Sharma. While Mr. Sharma does any fiduciary duties to in respect of his other business ventures or, in fact, any companies other than the Company, as a practical matter he is presently unable to devote full time to the Company’s business. Our sole officer and director has no any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event Mr. Sharma is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE THE UNITED STATES OF AMERICA.

Mr. Sharma resides outsides outside the United States of America.  As a result, it may be difficult or impossible for investors to effect service of process upon Mr. Sharma or to enforce against such person’s judgments obtained in the United States courts predicated upon the liability provisions of the United States Securities Laws.

THE LOSS OF THE SERVICES OF VICKY SHARMA COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Vicky Sharma. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

IF WE DO NOT ATTRACT SUFFICIENT NUMBER OF CUSTOMERS, WE WILL NOT MAKE SIGNIFICANT PROFIT, WHICH ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

The Company currently has no customers. We cannot guarantee we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate revenues, which can negatively impact our business.

BECAUSE WE PLAN TO EXPORT INDIAN TRADITIONAL ART AND CRAFTS OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export Indian traditional art and crafts and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us. Deliveries of our Indian traditional art and crafts may be disrupted through factors such as:

(i) work stoppages, strikes and political unrest;

(ii) problems with ocean shipping, including work stoppages and shipping container shortages;

(iii) increased inspections of import shipments or other factors causing delays in shipments; and

(iv) economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our Indian traditional art and crafts at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar Indian traditional art and crafts in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling Indian traditional art and crafts that we plan to purchase in India, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $37,500 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB) and/or OTC Link. The OTCBB and OTC Link are regulated quotation services that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB and OTC Links are not an issuer listing service, market or exchange. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Starguide Group, Inc or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our sole officer and director purchased his shares at a cost of $0.001 and existing stockholder acquired his shares at a cost of $0.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.03 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

INVESTED FUNDS ARE IRREVOCABLE AND WILL NOT BE RETURNED TO INVESTORS

All invested funds are irrevocable.  Once they are received by the Company in the course of this Offering, the invested funds will not be returned to investors.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SHAREHOLDER’S SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY. OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, investors funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, if less than 40% of the shares offered are sold, our management will own more than 50% of our common stock. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future substantial revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implications of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Being a shell company will also negatively impact on our ability to attract additional capital through subsequent unregistered offerings.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*

trends affecting the Company's financial condition, results of operations or future prospects

*

the Company's business and growth strategies

*

the factors that we expect to contribute to our success and our ability to be successful in the future

*

our business model and strategy for realizing positive sales result

*

competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*

expenses

*

our expectations with respect to continued disruptions in the  global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*

the impact of new accounting pronouncements on our financial Statements

*

that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*

our market risk exposure and efforts to minimize risk

*

our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*

the Company's inability to raise additional funds to support operations and capital expenditures

*

the Company's inability to effectively manage its growth

*

the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*

the Company's inability to successfully compete against existing and future competitors

*

the effects of intense competition that exists in our industry

*

the economic downturn and its effect on consumer spending

*

the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*

the effects of energy price increases on our cost of operations and our revenues

*

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $150,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.  There is no guarantee that we will receive any proceeds from the Offering.

	If 25% sold	If 50% sold	If 75% sold	If 100% sold
Gross proceeds	$37,500	$75,000	$112,500	$150,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net proceeds	$27,500	$65,000	$102,500	$140,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Website development	$2,500	$2,500	$3,500	$4,000
Marketing and advertising	$1,000	$14,900	$18,400	$22,400
Sales person salary	$12,000	$12,000	$24,000	$36,000
Lease	$-	$3,600	$3,600	$3,600
Inventory	$-	$20,000	$40,000	$60,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000

None of the money allocated to salaries here is planned to be used as compensation for our officers and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. As of April 30, 2020, the net tangible book value of our shares was negative $5,183 or approximately $0 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $150,000 minus the estimated Offering expenses of $10,000 resulting in net proceeds of $140,000, the net tangible book value of the 7,000,000 shares to be outstanding will be $135,301, or approximately $0.0193 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (2,000,000 shares) will be increased by $0.0183per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.03 per Share) of $0.0107 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0193 per share, reflecting an immediate reduction in the $0.03 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own approximately 28.57% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 71.43% of the total number of shares then outstanding, for which they will have made a cash investment of

$150,000, or $0.03 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to April 30, 2020.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

25%

50%

75%

100%

Price Paid per Share by Existing Shareholders                       $0.001                           $0.001                   $0.001                  $0.001

Public Offering Price per Share                                               $0.03                            $0.03                      $0.03                    $0.03

Net Tangible Book Value Prior to this Offering                      $(5,183)                        $(5,183)                  $(5,183)                $(5,183)

Net Tangible Book Value After this Offering                         $22,801                         $60,301                  $97,801              $135,301

Decrease in Net Tangible Book Value per Share Attributable

to cash payments from purchasers of the shares offered        $0.0070                         $0.0134                  $0.0170                 $0.0193

Immediate Dilution per Share to New Investors                    $0.0230                        $0.0166                  $0.0130                 $0.0107

PLAN OF DISTRIBUTION

The shares offered by the company will be sold at the fixed price of $0.03 for the duration of the offering.

OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our sole  officer and  director, Mr. Sharma to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Sharma, our sole officer and director, will sell the shares on behalf of the Company, and he intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Sharma will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on  transactions in securities; and

c.

Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

d.

Our officer and our director meets the conditions of paragraph  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

             (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

               (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

                (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares offered by the company will be sold at the fixed price of $0.03 per share until the completion of this offering.   There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a wire transfer, a check or certified funds to us.  All checks for subscriptions should be made payable to Starguide Group, Inc. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock

1.

have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to January 31, 2020 have been audited by ZIA MASOOD KIANI & Co. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Opinion of Haddan & Zepfel LLP has opined on the validity of the shares of common stock being offered hereby.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Starguide Group, Inc. was incorporated in the State of Nevada on February 21, 2017 and established a fiscal year end of January 31. We have no revenues, have minimal assets and have incurred losses since inception. We were formed to engage in the distribution of Indian traditional art and crafts from India. We are still in the development stage and as of today we have not generated any revenues. Our business office is located at 275 Jatwada, Dasna Gate near Old Bus Stand, Ghaziabad, Uttar Pradesh, India 201002. Our telephone number is (702) 996-6002.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

We plan to market and distribute Indian traditional art and crafts from India to individuals and wholesalers around the world. Our products for wholesale customers will be offered at prices marked-up from 20% to 25% of our cost. We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments. Our customers will be asked to pay us 100% in advance. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur. Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. However, if we sell more than 50% of the shares in this offering, we intend to have inventory. Also, if we sell at least 50% shares offered, we plan to offer our product on-line to retail customers. Our products for retail customers will be offered at prices marked-up from 40% to 80% of our cost. We intend to develop a website, so the retail customers can place orders through our website.

Product

The product we plan to distribute is Indian traditional art and crafts. The crafts of India are diverse, rich in history, culture and religion. The craft of each state in India reflect the influence of different empires. Throughout centuries, crafts have been embedded as a culture and tradition within rural communities. The crafts of India have been valued throughout time; their existence today proves the efforts put into their preservation. Contemporary designers are embedding traditional crafts into their designs. Also, there is a complete educational institute, Indian Institute of Crafts and Design (IICD) which is established in Jaipur, Rajasthan, which mainly educates for the crafts and their existence with design. With rising economic and political issues in India, the craft sector is struggling to uphold. Although an interest to retain the culture of crafts is seen in designers and institutions. Handicrafts are the creative products made by the skill of the hand without the help of modern machinery and equipment. Nowadays, hand-made products are considered to be a fashion statement and an item of luxury.

India’s rich cultural heritage and centuries of evolutionary tradition is manifested by the huge variety of handicrafts made all over the country. Handicrafts are a mirror of the cultural identity of the ethnic people who make it. Through the ages, handcraft made in India like the Kashmiri woollen carpets, Zari embroidered fabrics, terracotta and ceramic products, silk fabrics etc. have maintained their exclusiveness. In the ancient times, these handicrafts were exported to far off countries of Europe, Africa, West Asia and Far East via the ‘silk route’. The entire wealth of timeless Indian handicrafts has survived through the ages. These crafts carry the magnetic appeal of the Indian culture that promises exclusivity, beauty, dignity and style. According to statista.com, a provider of market and consumer data, the Indian’s handicrafts exports has grown more than three times for the last nine years (Table 1).

Table 1: India's handicrafts exports from FY 2011 to FY 2019, by value (in billion Indian rupees)

150
125
100
75
50
25
0
Export value in billion Indian rupees
FY 2011
FY 2012
FY 2013
FY 2014
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
© Statista 2020

Target markets

We intend to target two markets:

-

Wholesale. We intend to focus on direct marketing efforts whereby our representative will directly contact mass retailers, also known as discounters, who sell a wide variety of product at lower that conventional prices, as well as department stores, specialty stores, independent retailers and online stores. Our goal is to conclude exclusive agreements with our potential customers. But it is likely that any relationship we arrange with our purchasers will be non-exclusive. Accordingly, we will compete with other, larger and more well-established distributors.

-

Retail. If we sell at least 50% shares offered, we plan to offer our product on-line to retail customers. We intend to develop a website, so the retail customers can place orders through our website.

Sales and Marketing Strategy

We intend to offer our products to individuals and wholesale customers around the world. As of today, we have not identified any party to sell our products. Initially, our sole officer and director, Vicky Sharma will market our products. We intend to hire salespersons with good knowledge and connections in our market. The salesperson’s job would be to find potential customers, and to set up agreements with them. We intend to focus on direct marketing efforts whereby our representative will directly contact. We plan to advertise our service and products on different websites and social networks using context ad. We plan to use internet catalogs and use many online marketing tools to direct traffic to our website and identify potential customers. In addition, we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our products to potential clients. We plan to use the following marketing tools:

Internet advertising

We think that this type of advancement is the most progressive and efficient for our business model. We plan to create a website with a possibility to promote and sell our product. We plan to use search engine optimization in web search engines such as www.google.com, use context ad and advertise our product on different websites and social network such as Twitter, Facebook, and Instagram. We plan to create a YouTube channel and post video with our product. In addition, as the part of customer support, we might set up a chat on popular messaging platforms (such as Telegram channels, WhatsApp or Viber group chats), where up-to-date information might also be posted.

Direct sales

We plan to involve the sales managers who will offer Indian traditional art and crafts to our potential customers over the phone, personally or through direct mail distributions.

Publications in specialized issues

Many individuals as well as wholesalers prefer to find information not only from the Internet but also from the specialized magazines.

Print advertising

We intend to print and send different print materials (business cards, flyers, posters) to attract potential buyers.

Exhibitions

We plan to take a part at exhibitions devoted to souvenir, art and craft industry.

PRODUCT SALES AND DISTRIBUTION AGREEMENT

On June 2, 2020 we signed a Product Sales and Distribution Agreement with Shri Bala Ji Shilpee Company with principal place of business located at 84, Industrial Area, Bhojipura, Bareilly, Uttar Pradesh, India 243202. A copy of the Product Sales and Distribution Agreement is filed as an Exhibit 10.1 to this S-1 Registration Statement. The material terms of the Agreement are the following:

-

Shri Bala Ji Company is engaged in the business of manufacturing, packaging, and distributing a variety of Indian art and crafts products (“Products”) and wishes to manufacture and sell such products to Starguide Group, Inc.

-

Starguide Group, Inc. is engaged in the business of distributing and selling of Indian art and crafts products and wishes to purchase such products from Shri Bala Ji Company.

-

Shri Bala Ji Company agrees to supply the Products and fill Starguide Group, Inc's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of fifteen (15) days or less following receipt of prepayment.

-

Product cost in this Agreement will be determined according to Shri Bala Ji Company’s price list. Shri Bala Ji Company is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Starguide Group, Inc. will pay shipping, unless other arrangements have been made.

-

The Agreement will run in perpetuity, unless terminated by either of the Parties.

-

The Agreement is non-exclusive.

-

There are no set minimum quota requirements for sales under this Agreement. Shri Bala Ji Company is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by Shri Bala Ji Company.

COMPETITION

The level of competition in our business is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers which would leave us at a disadvantage. The principal competitive factors in our industry are pricing, timing and quality. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We have recently entered the market and have limited market penetration to date; therefore we are at a competitive disadvantage in the market. Once we have entered the market, we will be one of many participants in the business. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all our competitors have significantly greater financial resources, technical expertise, and managerial capabilities than us. Therefore, Starguide Group, Inc. may not be able to establish itself within the industry at all.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products from India and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business. Because our bank account is in the U.S., we will have access to the funds raised in this offering.

Export procedures and regulations for export of Indian Art and Crafts from India.

In India, the imports and exports are regulated by the Foreign Trade (Development and Regulation) Act, 1992. The current provisions relating to exports and imports in India are available under the Foreign Trade Policy, 2015-20. It is necessary for every exporter and importer to obtain a PAN (Permanent Account Number) from the Income Tax Department. PAN can be applied online. Any firm/company planning to engage in export activities is required to obtain an IEC (Import Export Code) number from the regional Joint Director General of Foreign Trade. The IEC is a pan-based registration of traders with lifetime validity and is required for clearing customs, sending shipments, as well as for sending or receiving money in foreign currency. The process to obtain the IEC registration takes about 10-15 days. An application for IEC is filed online. An exporter is also required to register with a Chamber of Commerce, which issues the Non-Preferential Certificates of Origin certifying that the exported goods originated in India.

We do not need a license as all items are freely exportable except few items appearing in prohibited/ restricted list, which is published from time to time by the DGFT, Government of India. Even for the items in restricted list, an Export License may be obtained. To determine whether a license is needed to export a particular product, an exporter must first classify the item by identifying it in what is called ITC (HS) Classifications. Export licenses are only issued for the goods mentioned in the Schedule 2 of ITC (HS) Classifications of Export and Import items. A proper application can be submitted to the Director General of Foreign Trade (DGFT). The Export Licensing Committee under the Chairmanship of Export Commissioner considers such applications on merits for issue of export licenses. Generally, Arts and Crafts items from India are not restricted or prohibited for export but for any items in Schedule 2 discussed above. We do not plan to export crafts that are mentioned the Schedule 2 of ITC (HS) Classifications of Export and Import items and that are needed Export Licensing.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, Vicky Sharma who acts as our sole officer and director. There are no agreements with Mr. Sharma currently in place.

Emerging Growth Company Status under the JOBS Act

Starguide Group, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

II

The first fiscal year after its annual revenues exceed $1 billion;

II

The first fiscal year after the fifth anniversary of its IPO;

II

The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

II

The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

II

Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

II

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

II

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and II  Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

II

Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

II

Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

II

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

II

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

II

Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

II

The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at 275 Jatwada, Dasna Gate near Old Bus Stand, Ghaziabad, Uttar Pradesh, India 201002. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board and OTC Links. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTC Bulletin Board and/or OTC Links or, if quoted, that a public market will materialize.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or  other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, February 21, 2017, to January 31, 2020 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

As of today, we have generated no revenue. We have incurred $4,423 in administrative expenses since inception through April 30, 2020.

The following table provides selected financial data about our company for the period from the date of incorporation through January 31, 2019,  and as of January 31, 2020. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:                                                                                January 31, 2020

Cash	$1,128
Total assets	$1,257
Total liabilities	$2,017
Shareholders' equity (deficit)	$ (760)

Balance Sheet Data:                                                                                January 31, 2019

Cash	$2,094
Total assets	$2,094
Total liabilities	$1,928
Shareholders' equity (deficit)	$166

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

We were incorporated in the State of Nevada on February 21, 2017. We intend to commence operations in the distribution of Indian traditional art and crafts from. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made significant purchase or sale of assets. We are a development stage company that has generated no revenue and just recently started our operations. If we are unable to successfully find clients who will buy our product, we may quickly use up the proceeds from this offering.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. The following plan of operations assumes that we will successfully commence operations. So far, we have entered into one Product Sales and Distribution Agreement.  There is no guarantee that we will be able to complete all of the following activities or that we will produce significant revenue.

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our product. If we are unable to obtain minimum funding of approximately $27,500 (If 25% of the shares sold), our business may fail.

Gathering of market information

1-2 months

No costs

We are going to research the market, and search for potential suppliers and customers. We plan to study competitors, assortment and estimate quality and price of the similar products.

Establish our office

2-3 months

$2,000-$4,000

Upon completion of the offering we plan to set up an office in India and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Vicky Sharma will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In the event we sell 100% of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cost will be approximately $4,000.

Website Development

3-6 months

$2,500-$4,000

During this period, we intend to begin developing our website. We are going to register a web domain and to hire a website developer. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website development costs, including site design and implementation will be approximately $2,500. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site with extra features, therefore developing cost will be $3,500 and $4,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing campaign

6-12 months

$1,000-$22,400

Once our website is operational, we will begin to market our product. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to issue monthly printed catalog and send it to our clients and attend trade shows in our industry to showcase our product with a view to find customers. We plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on different websites and social networks using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. Our minimum budget for a marketing campaign is $6,500. If we sell 50%-100% shares in this offering, we intend to spend from $17,000 to $40,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation.

Negotiate agreements with potential customers

6-12 months

No material costs.

When our website is operational, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a salesperson

7-12 months

$12,000-$36,000

We plan to hire a salesperson with good knowledge and connections in the art and crafts industry to introduce our product. The salesperson’s job would be to find new potential customers, and to set up agreements with wholesale customers to buy our Indian traditional art and crafts. If we sell 75% or 100% of the shares offered, we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Lease

8-12 months

$3,600

During this period, if we sell at least 50% of the shares in this offering, we plan to lease a warehouse.

Inventory

8-12 months

$20,000-$60,000

If we sell at least 50% of the shares offered, we intend to purchase inventory. We plan to spend at least $20,000 for inventory. If we sell 75% of the shares offered, we plan to spend $40,000 for inventory. If we sell 100% of the shares offered, we plan to spend $60,000 for inventory.

If we do not raise at least $35,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Estimated Expenses for the Next Twelve-Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Website development	$2,500	$2,500	$3,500	$4,000
Marketing and advertising	$1,000	$14,900	$18,400	$22,400
Sales person salary	$12,000	$12,000	$24,000	$36,000
Lease	-	$3,600	$3,600	$3,600
Inventory	-	$20,000	$40,000	$60,000
Total	$27,500	$65,000	$102,500	$140,000

LIQUIDITY REQUIREMENTS

At April 30, 2020 we had $419 of cash.  Our cash needs have so far been met proceeds from sale of common stock to Vicky Sharma, our shareholder, and our sole officer and director, as well as loans from Mr. Sharma, who has no obligation to continue funding our operations.  The loan was not made pursuant to any loan agreements or promissory note. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Mr. Sharma was selected as our Director.

Mr. Sharma is not considered to be an independent director of the Company; we presently have no independent directors.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Vicky Sharma	40	President, Secretary
275 Jatwada, Dasna Gate near Old Bus Stand		Chief Financial Officer,
Ghaziabad, Uttar Pradesh, India 201002		Chief Executive Officer,
Sole Director

Our Director Vicky Sharma:

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR SOLE OFFICER AND DIRECTOR

Vicky Sharma has acted as our President, Treasurer, Secretary and Director since our incorporation on February 21, 2017. In 2003 Mr. Sharma graduated from Ch. Charan Singh University with bachelor’s degree in management. Since 2009, he has been working as an accountant at Niagania Steels PVT. LDT., Ghaziabad, India. Mr. Sharma has never been in default with the bank or government and does not have any pending litigations or claims.

Mr. Sharma owned 100% of the outstanding shares of our common stock at the time of the appointment. As such, it was unilaterally decided that Mr. Sharma was going to be our President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. This decision did not in any manner relate to Mr. Sharma’s previous employments. Mr. Sharma’s and previous experience, qualifications, attributes or skills were not considered when he was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors.

EXECUTIVE COMPENSATION

Currently, our sole officer and director are serving without compensation. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Vicky Sharma President, Secretary CEO, CFO And Director	2017 2018 2019	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Vicky Sharma	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with Mr. Sharma.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and address of	Number of shares before offering	Number of shares after offering	Percentage before offering	Percentage after offering
Vicky Sharma Ghaziabad, Uttar Pradesh, India 201002	2,000,000	2,000,000	100	28.57%
Directors and officers as a group	2,000,000	2,000,000	100	28.57%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares of common stock were issued to sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).   Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 23, 2019 the Company issued a total of 2,000,000 shares of common stock to Mr. Vicky Sharma for cash at $0.001 per share for a total of $2,000.

Mr. Sharma has loaned us funds for operations. The loan was not made pursuant to any loan agreements or promissory note. The loan is unsecured, non-interest bearing and due on demand. The balance due to the Mr. Sharma was $5,667 as of April 30, 2020. He is under no obligation to continue lending us money.

Mr. Sharma provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

            STARGUIDE GROUP, INC.

TABLE OF CONTENTS

JANUARY 31, 2020

Report of Independent Registered Public Accounting Firm	F-1 – F-2
Balance Sheet as of January 31, 2019 and January 31, 2020	F-3
Statement of Operations for the year ended January 31, 2019 and January 31, 2020	F-4
Statement of Stockholders’ Equity as of January 31, 2019 and January 31, 2020	F-5
Statement of Cash Flows for the year ended January 31, 2019 and January 31, 2020	F-6
Notes to the Financial Statements	F-7 – F-8

Zia Masood Kiani & Co. CHARTERED ACCOUNTANTS	Plot 1-H, First Floor, Alkher Arcade, Abu Bakar Market G – 11/1, Islamabad - Pakistan T: +92 (51) 2308271-2 F: +92 (51) 2700908 E: info@thezmk.com W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Starguide Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Starguide Group Inc. ("the Company") as of January 31, 2019, and 2018, the related statements of operations, stockholder's equity, and cash flows, for each of the two years in the period ended January 31, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, company did not establish an ongoing source of revenues sufficient to cover its operating costs and had accumulated losses of $ 1,834. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2020.

Islamabad, Pakistan

Date: April 01, 2020

Zia Masood Kiani & Co. CHARTERED ACCOUNTANTS	Plot 1-H, First Floor, Alkher Arcade, Abu Bakar Market G – 11/1, Islamabad - Pakistan T: +92 (51) 2308271-2 F: +92 (51) 2700908 E: info@thezmk.com W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Starguide Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Starguide Group Inc. ("the Company") as of January 31, 2020, and 2019, the related statements of operations, stockholder's equity, and cash flows, for each of the two years in the period ended January 31, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, company did not establish an ongoing source of revenues sufficient to cover its operating costs. Company had accumulated losses of $ 2,760 and net working capital deficiency of $760. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2020.

Islamabad, Pakistan

Date: April 01, 2020

STARGUIDE GROUP, INC. BALANCE SHEETS (AUDITED)
	JANUARY 31, 2020	JANUARY 31, 2019
ASSETS
Current Assets
Cash & cash equivalents	$ 1,128	$ 2,094
Prepaid Expenses	$ 129	$ -
Total current assets	$ 1,257	$ 2,094
Total Assets	$ 1,257	$ 2,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	$ 2,017	$ 1,928
Total current liabilities	$ 2,017	$ 1,928
Total Liabilities	$ 2,017	$ 1,928

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized:
2,000,000 shares issued and outstanding as of January 31, 2020 and as of January 31, 2019	$ 2,000	$ 2,000
Accumulated Deficit	(2,760)	(1,834)
Total Stockholders’ equity	$ (760)	$ 166
Total Liabilities and Stockholders’ equity	$ 1,257	$ 2,094

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF OPERATIONS (AUDITED)
	Year Ended January 31, 2020	Year Ended January 31, 2019

REVENUE	$ -	$ -

OPERATING EXPENSES
General and administrative expenses	$ 926	$ 931
Net loss from operations	$ (926)	$ (931)
Loss before provision for income taxes	$ (926)	$ (931)

Provision for income taxes	$ -	$ -

Net income (loss)	$ (926)	$ (931)

Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000	49,315

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (FEBRUARY 21, 2017) TO JANUARY 31, 2020 (AUDITED)
	Number of Common Shares	Amount	Additional Paid-In -Capital	Accumulated Deficit	Total
Balance at February 21, 2017 (Inception)	-	$ -	-	$ -	$ -
Net (loss) for the period	-	-	-	$ (903)	$ (903)
Balances as of January 31, 2018	-	$ -	$ -	$ (903)	$ (903)
Shares issued at $0.001	2,000,000	$ 2,000	$ -	-	$ 2,000
Net income (loss) for the year	-	-	-	$ (931)	$ (931)
Balances as of January 31, 2019	2,000,000	$ 2,000	$ -	$ (1,834)	$ 166
Net income (loss) for the year	-	-	-	$ (926)	$ (926)
Balances as of January 31, 2020	2,000,000	$ 2,000	$ -	$ (2,760)	$ (760)

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF CASH FLOWS (AUDITED)
	Year Ended January 31, 2020	Year Ended January 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (926)	$ (931)
Increase in prepaid expenses	$ (129)	$ -
Net cash provided by operating activities	$ (1,055)	$ (931)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	$ -	$ 2,000
Proceeds of loan from shareholder	$ 89	$ 1,025
Net cash provided by financing activities	$ 89	$ 3,025
Net increase in cash and equivalents	$ (966)	$ 2,094
Cash and equivalents at beginning of the period	$ 2,094	$ -
Cash and equivalents at end of the year/ period	$ 1,128	$ 2,094
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED JANUARY 31, 2020 AND JANUARY 31, 2019 (AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

STARGUIDE GROUP, INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 21, 2017. The Company intends to commence operations in the distribution of Indian traditional art and crafts.

The Company has adopted January 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of January 31, 2020 and 2019 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 21, 2017) to January 31, 2020 of $2,760 and working and net working capital deficiency of $760. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Company’ functional and operational currency is US Dollar.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2020 and 2019 the Company's bank deposits did not exceed the insured amounts.

Stock-Based Compensation

As of January 31, 2020, and 2019, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at January 31, 2020.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2020.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In January 2019, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of January 31, 2020, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 21, 2017 (Inception) through January 31, 2020, the Company’s sole officer and director loaned the Company $2,017 to pay for incorporation costs and operating expenses.  As of January 31, 2020, the amount outstanding was $2,017. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes. The Company has approximately $ 2,800 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

There was no income tax expense for the years ended January 31, 2020 and 2019. The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at January 31, 2020 and January 31, 2019 are as follows:

	2020	2019
Deferred tax assets:
Net operating loss	926	931

Net deferred tax asset	194	195
Less: Valuation allowance	(194)	(195)
Deferred tax asset - net valuation allowance	$ -	$-

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2020 to the date the financial statements were issued and has determined that there are no items to disclose.

STARGUIDE GROUP, INC. BALANCE SHEETS
	APRIL 30, 2020	JANUARY 31, 2020
ASSETS	(Unaudited)	(Audited)
Current Assets
Cash & cash equivalents	$ 419	$ 1,128
Prepaid Expenses	$ 65	$ 129
Total current assets	$ 484	$ 1,257
Total Assets	$ 484	$ 1,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	$ 5,667	$ 2,017
Total current liabilities	$ 5,667	$ 2,017
Total Liabilities	$ 5,667	$ 2,017

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized:
2,000,000 shares issued and outstanding	$ 2,000	$ 2,000
Accumulated Deficit	(7,183)	(2,760)
Total Stockholders’ equity (deficit)	$ (5,183)	$ (760)
Total Liabilities and Stockholders’ equity (deficit)	$ 484	$ 1,257

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF OPERATIONS (Unaudited)
	Three month ended April 30, 2020	Three month ended April 30, 2019

REVENUE	$ -	$ -

OPERATING EXPENSES
General and administrative expenses	$ 4,423	$ 773
Net loss from operations	$ (4,423)	$ (773)
Loss before provision for income taxes	$ (4,423)	$ (773)

Provision for income taxes	$ -	$ -

Net income (loss)	$ (4,423)	$ (773)

Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000	2,000,000

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF STOCKHOLDER’S EQUITY (Unaudited) FOR THE THREE MONTHS PERIODS ENDED APRIL 30, 2019 AND APRIL 30, 2020
	Number of Common Shares	Amount	Additional Paid-In -Capital	Accumulated Deficit	Total
Balances as of January 31, 2019	2,000,000	$ 2,000	$ -	$ (1,834)	$ 166
Net income (loss) for the three months ended April 30, 2019	-	-	-	(773)	(773)
Balances as of April 30, 2019	2,000,000	$ 2,000	$ -	$ (2,607)	$ (607)

Balances as of January 31, 2020	2,000,000	$ 2,000	$ -	$ (2,760)	$ (760)
Net income (loss) for the three months ended April 30, 2020	-	-	-	(4,423)	(4,423)
Balances as of April 30, 2020	2,000,000	$ 2,000	$ -	$ (7,183)	$(5,183)

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC. STATEMENT OF CASH FLOWS (Unaudited)
	Three month ended April 30, 2020	Three month ended April 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,423)	$ (773)
Decrease in prepaid expenses	64	-
Net cash provided by operating activities	$ (4,359)	$ (773)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from shareholder	$ 3,650	$ 89
Net cash provided by financing activities	$ 3,650	$ 89
Net decrease in cash and equivalents	$ (709)	$ (684)
Cash and equivalents at beginning of the period	$ 1,128	$ 2,094
Cash and equivalents at end of the year/ period	$ 419	$ 1,410
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

STARGUIDE GROUP, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS PERIODS ENDED APRIL 30, 2020 AND APRIL 30, 2019

NOTE 1 – ORGANIZATION AND BUSINESS

STARGUIDE GROUP, INC. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 21, 2017. The Company intends to commence operations in the distribution of Indian traditional art and crafts.

The Company has adopted January 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of April 30, 2020 and 2019 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 21, 2017) to April 30, 2020, of $7,183 and working and net working capital deficiency of $5,183. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency due to the COVID-19 outbreak, which originated in Wuhan, China, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, customers, suppliers, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited the Company’s ability to move forward with its operations and has negatively affected its ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and in accordance with the instructions from Regulation S-X and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim period(s), and to make the financial statements not misleading, have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim period(s) are not necessarily indicative of operations for a full year.

Company’ functional and operational currency is US Dollar.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At April 30, 2020 and 2019 the Company's bank deposits did not exceed the insured amounts.

Stock-Based Compensation

As of April 30, 2020, and 2019, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at April 30, 2020.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2020.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In January 2019, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of April 30, 2020, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 21, 2017 (Inception) through April 30, 2020, the Company’s sole officer and director loaned the Company $5,667 to pay for incorporation costs and operating expenses.  As of April 30, 2020, the amount outstanding was $5,667. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2020 to the date the financial statements were issued and has determined that there are no items to disclose.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL

, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$ 20
Legal and Professional Fees	$ 5,000
Accounting and auditing	$ 4,000
EDGARization	$ 1,000
TOTAL	$ 10,020

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 23, 2019 the Company issued a total of 2,000,000 shares of common stock to Vicky Sharma for cash at $0.001 per share for a total of $2,000. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion of Haddan & Zepfel LLP *
10.1	Product Sales and Distribution Agreement *
23.1	Consent of ZIA MASOOD KIANI & Co *
23.2	Consent of Haddan & Zepfel LLP (contained in exhibit 5.1) *

* - previously filed

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ghaziabad, the Republic of India on August 7 , 2020.

Starguide Group, Inc., Registrant

By: /s/ Vicky Sharma

Vicky Sharma, President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Vicky Sharma	Principal Executive Officer	August 7 , 2020
Vicky Sharma	Title	Date

/s/ Vicky Sharma	Principal Financial Officer	August 7 , 2020
Vicky Sharma	Title	Date
/s/ Vicky Sharma	Principal Accounting Officer	August 7 , 2020
Vicky Sharma	Title	Date